UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 12, 2010
Spectrum Control, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-8796	25-1196447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8031 Avonia Road; Fairview, Pennsylvania		16415
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(814) 474-2207

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Spectrum Control, Inc. (the “Company”) was held on April 12, 2010, at the Bel-Aire Clarion Hotel and Conference Center, 2800 West Eighth Street, Erie, Pennsylvania at 9:00 A.M. All proposals as described in the Company’s Proxy Statement dated March 8, 2010, were approved. Below are details in the matters voted upon at the meeting.

Proposal 1 – Election of Directors

Elections were held for three directors (each to hold office for a term of three years). The final results of the votes are as follows:

Name	Votes For	Votes Withheld
Charles S. Mahan, Jr.	9,245,916	299,633
Richard A. Southworth	9,102,518	443,031
James F. Toohey	5,947,060	3,598,489

The terms of the following five directors extend beyond the time of the meeting: Bernard C. Bailey; George J. Behringer; John P. Freeman; J. Thomas Gruenwald; and Gerald A. Ryan.

Proposal 2 – Amendment to the Company’s Bylaws

The Company’s Board of Directors recommended that the Company’s Bylaws be amended. The only substantive change to the Bylaws was to indicate that the Company shall be managed by its Board of Directors “which shall consist of not less than 6 and no more than 11 in number”, and that the “term of office of any Director in each class may, upon election of the Board of Directors and approval of the shareholders, expire at the first, second or third annual meeting of the shareholders after his or her election”. The final results of the votes are as follows:

Votes For	11,298,203
Votes Against	59,182
Votes Abstain	11,074

Proposal 3 – Appointment of Independent Registered Public Accounting Firm

Upon recommendation of the Company’s Audit Committee, the Board of Directors resolved to appoint Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2010, subject only to ratification by the shareholders. The final results of the votes are as follows:

Votes For	10,982,539
Votes Against	372,784
Votes Abstain	13,136

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM CONTROL, INC.
(Registrant)

Date:	April 13, 2010	By:	/s/ John P. Freeman
(Signature)
Senior Vice President and Chief Financial Officer